Exhibit 10.1

AGREEMENT TO TERMINATE SPLIT-DOLLAR AGREEMENTS

AGREEMENT TO TERMINATE SPLIT-DOLLAR AGREEMENTS dated as of the 30th day of November, 2003, between BED BATH & BEYOND, INC. (the “Employer”), WARREN EISENBERG, individually, MAXINE EISENBERG, individually, and JAY D. WAXENBERG (the “Trustee”), as Trustee of the WARREN EISENBERG LIFE INSURANCE TRUST U/A/D May 18, 1993, between WARREN EISENBERG and MAXINE EISENBERG, as Settlors, and JAY D. WAXENBERG, as Trustee (the “1993 Trust”).

W I T N E S S E T H

WHEREAS:

A.            The parties hereto entered into a split-dollar life insurance agreement dated June 16, 1995 (the “1995 SDA”), pursuant to which the Employer agreed to assist the 1993 Trust in the payment of premiums due on Guardian Life Insurance Company Policy No. 3738112 (the “Guardian Policy”) and New York Life Insurance Company Policy No. 44942683 (the “New York Life Policy”);

B.            The parties hereto entered into a split-dollar life insurance agreement dated May 9, 1994 (the “1994 SDA”), pursuant to which the Employer agreed to assist the 1993 Trust in the payment of premiums due on Prudential Life Insurance Company Policy No. 79852329 (the “Prudential Policy”) (the Guardian Policy, the New York Life Policy and the Prudential Policy shall be collectively referred to herein as the “Policies”);

C.            In consideration of the Employer’s agreement to assist the 1993 Trust in the payment of premiums due on the Policies, the 1993 Trust, as sole owner of the Policies, agreed to assign to the Employer certain specific rights in and to the Policies by a separate collateral assignment for each Policy (collectively, the “Collateral Assignments”);

D.            Subdivision (b) of paragraph 5 of the 1995 SDA and subdivision (b) of paragraph 6 of the 1994 SDA provides that each split-dollar agreement shall terminate with respect to the Policies upon payment by or on behalf of the 1993 Trust to the Employer of an amount equal to the “Employer’s Interest in the Policy” (as defined in paragraph 4 of the 1995 SDA and paragraph 5 of the 1994 SDA, as the case may be); and

E.             The Trustee, solely in his capacity as trustee of the 1993 Trust and not in his individual capacity, desires to pay to the Employer the “Employer’s Interest in the Policy” (as defined in the 1995 SDA and the 1994 SDA, as the case may be) with respect to the Policies and the parties hereto desire to terminate the 1995 SDA and the 1994 SDA.

NOW, THEREFORE, in consideration of the mutual promises made by each party to the other, and of the mutual agreements contained herein, the parties hereto agree as follows:

1.             Recitals.  The above recitals are incorporated herein by reference as though fully set forth at length.

2.             Payment of Employer’s Interest in the Policies.  The Trustee, solely in his capacity as trustee of the 1993 Trust and not in his individual capacity, is herewith delivering (or shall deliver as soon as practicable following the execution of this Agreement) to the Employer funds representing the Employer’s Interest in the Policies (as defined in the 1995 SDA and the 1994 SDA, as the case may be).  The Employer’s Interest in the Policies subject to the 1995 SDA and the 1994 SDA in the aggregate is $2,996,941.

3.             Termination of the Split-Dollar Agreements.  The parties hereto agree that:

(a)  the 1995 SDA is hereby terminated and is of no further force or effect;

(b)  the 1994 SDA is hereby terminated and is of no further force or effect;

(c)  the payment by the Trustee to the Employer of the Employer’s Interest in the Policies (as defined in the 1995 SDA and the 1994 SDA, as the case may be) constitutes full and complete satisfaction of the Employer’s rights in and to the Policies; and

(d)  as of the date hereof, there are no other split-dollar life insurance agreements between the parties in effect.

4.             Release of Collateral Assignment.  The Employer hereby agrees to execute such documents as may be reasonably required by the Trustee to release the Collateral Assignments.

5.             Release.  The parties hereby release and relieve each other and their respective heirs, executors, administrators, personal representatives, successors and assigns from any and all obligations and liabilities under and in connection with the 1995 SDA and the 1994 SDA.

6.             Choice of Law.  This Agreement shall be governed by the internal law of the State of New Jersey, without reference to principles of conflict of laws.

7.             Benefit.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and to their respective successors and assigns.

8.             Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.  This Agreement may be amended only by a written instrument executed by the parties hereto.

9.             Further Instruments.  The parties agree that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referenced herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.

10.           Headings.  The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

(signatures on following pages)

IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first written above.

ATTEST:	EMPLOYER:

BED BATH & BEYOND, INC.

/s/Allan N. Rauch	By:	/s/Steven H. Temares
A Duly Authorized Officer

INSUREDS:

/s/Warren Eisenberg
WARREN EISENBERG, Individually

/s/Maxine Eisenberg
MAXINE EISENBERG, Individually

WARREN EISENBERG LIFE INSURANCE TRUST, U/A/D MAY 18, 1993

	By:	/s/Jay D. Waxenberg
JAY D. WAXENBERG, as Trustee